Exhibit 99.1
R1 RCM Reports Third Quarter 2021 Results
Murray, Utah - November 2, 2021 - R1 RCM Inc. (NASDAQ: RCM), a leading provider of technology-driven solutions that transform the patient experience and financial performance of healthcare providers, today announced results for the three months ended September 30, 2021.
Third Quarter 2021 Results:
•Revenue of $379.7 million, up $72.5 million or 23.6% compared to the same period last year

•GAAP net income of $17.0 million, up $11.8 million or 226.9% compared to the same period last year

•Adjusted EBITDA of $89.3 million, up $38.9 million or 77.2% compared to the same period last year
“Our third quarter results demonstrate continued strong execution across our business, thanks to the dedication of our team members,” said Joe Flanagan, president and chief executive officer of R1. “We remain very optimistic about our growth prospects and continue to see a healthy progression of new business in our pipeline. With the investments we've made in technology in recent years, we believe R1 is distinctly positioned to deliver superior financial outcomes for healthcare providers, and an exceptional experience for their patients.”
“Third quarter results were strong across the board, and I am particularly pleased with our cash generation in the quarter,” added Rachel Wilson, chief financial officer and treasurer. “Our balance sheet strength gives us flexibility to make ongoing strategic investments while balancing return of capital to shareholders.”
Outlook
For 2021, R1 expects to generate:
•Revenue of between $1,460 million and $1,480 million
•GAAP operating income of $142 million to $148 million
•Adjusted EBITDA of $337 million to $343 million

Conference Call and Webcast Details
R1’s management team will host a conference call today at 8:00 a.m. Eastern Time to discuss its financial results and business outlook. To participate, please dial 888-330-2022 (646-960-0690 outside the U.S. and Canada) using conference code number 5681952. A live webcast and replay of the call will be available at the Investor Relations section of the Company’s website at ir.r1rcm.com.
Non-GAAP Financial Measures
In order to provide a more comprehensive understanding of the information used by R1’s management team in financial and operational decision making, the Company supplements its GAAP consolidated financial statements with certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP cost of services, non-GAAP selling, general and administrative expenses, and net debt. Adjusted EBITDA is defined as GAAP net income before net interest income/expense, income tax provision/benefit, depreciation and amortization expense, share-based compensation expense, strategic initiatives costs, and certain other items. Non-GAAP cost of services is defined as GAAP cost of services less share-based compensation expense and depreciation and amortization expense attributed to cost of services. Non-GAAP selling, general and administrative expenses is defined as GAAP selling, general and administrative expenses less share-based compensation expense and depreciation and amortization expense attributed to selling, general and administrative expenses. Net debt is defined as debt less cash and cash equivalents, inclusive of restricted cash.
Our board of directors and management team use adjusted EBITDA as (i) one of the primary methods for planning and forecasting overall expectations and for evaluating actual results against such expectations and (ii) a performance evaluation metric in determining achievement of certain executive incentive compensation programs, as well as for incentive compensation programs for employees.
Tables 4 through 9 present a reconciliation of GAAP financial measures to non-GAAP financial measures, including adjusted EBITDA. Non-GAAP measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP.

Forward Looking Statements
This press release includes information that may constitute “forward-looking statements,” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future, not past, events and often address our expected future growth, plans and performance or forecasts. These forward-looking statements are often identified by the use of words such as “anticipate,” “believe,” “designed,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “will,” or “would,” and similar expressions or variations, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about our strategic initiatives, our capital plans, our costs, our ability to successfully implement new technologies, our future financial performance, and our liquidity. Such forward-looking statements are based on management’s current expectations about future events as of the date hereof and involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Subsequent events and developments, including actual results or changes in our assumptions, may cause our views to change. We do not undertake to update our forward-looking statements except to the extent required by applicable law. Readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements included herein are expressly qualified in their entirety by these cautionary statements. Our actual results and outcomes could differ materially from those included in these forward-looking statements as a result of various factors, including, but not limited to, our ability to retain existing customers or acquire new customers; our ability to manage our operations effectively; competition within the market; the severity, magnitude and duration of the COVID-19 pandemic; responses to the pandemic by the government and healthcare providers and the direct and indirect impacts of the pandemic on our customers and personnel; the disruption of national, state, and local economies as a result of the pandemic (including as a result of supply chain interruptions, labor shortages, and inflationary pressures); the impact of the pandemic on our financial results, including possible lost revenue and increased expenses; and the factors discussed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2020 and any other periodic reports that the Company files with the Securities and Exchange Commission.

About R1 RCM
R1 is a leading provider of technology-driven solutions that transform the patient experience and financial performance of healthcare providers. R1’s proven and scalable operating models seamlessly complement a healthcare organization’s infrastructure, quickly driving sustainable improvements to net patient revenue and cash flows while reducing operating costs and enhancing the patient experience. To learn more, visit: r1rcm.com
Contact:
R1 RCM Inc.
Investor Relations:
Atif Rahim
312-324-5476
investorrelations@r1rcm.com

Media Relations:
Natalie Bennett
678-585-1206
media@r1rcm.com

Table 1
R1 RCM Inc.
Consolidated Balance Sheets
(In millions)
	(Unaudited)
	September 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$158.7	$173.8
Accounts receivable, net of $2.3 million and $3.7 million allowance	113.8	91.3
Accounts receivable, net of $0.1 million and $0.1 million allowance - related party	29.2	30.9
Prepaid expenses and other current assets	62.9	59.4
Total current assets	364.6	355.4
Property, equipment and software, net	99.3	93.7
Operating lease right-of-use assets	57.4	57.8
Intangible assets, net	272.4	171.1
Goodwill	551.9	375.3
Non-current deferred tax assets	55.8	73.7
Non-current portion of restricted cash equivalents	0.5	1.0
Other assets	81.5	61.0
Total assets	$1,483.4	$1,189.0
Liabilities
Current liabilities:
Accounts payable	$22.5	$18.2
Current portion of customer liabilities	51.7	16.7
Current portion of customer liabilities - related party	7.6	15.3
Accrued compensation and benefits	86.6	51.9
Current portion of operating lease liabilities	11.8	12.2
Current portion of long-term debt	17.5	32.3
Other accrued expenses	59.7	59.7
Total current liabilities	257.4	206.3
Non-current portion of customer liabilities	4.4	—
Non-current portion of customer liabilities - related party	15.9	16.3
Non-current portion of operating lease liabilities	64.0	71.0
Long-term debt	779.1	519.7
Other non-current liabilities	28.5	36.3
Total liabilities	1,149.3	849.6

Preferred Stock	—	251.5
Stockholders’ equity:
Common stock	3.0	1.4
Additional paid-in capital	613.7	393.7
Accumulated deficit	(100.3)	(161.5)
Accumulated other comprehensive loss	(6.6)	(6.5)
Treasury stock	(175.7)	(139.2)
Total stockholders’ equity	334.1	87.9
Total liabilities and stockholders’ equity	$1,483.4	$1,189.0

Table 2
R1 RCM Inc.
Consolidated Statements of Operations (Unaudited)
(In millions, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net operating fees	$308.5	$253.7	$879.8	$822.4
Incentive fees	41.5	25.1	108.0	43.2
Other	29.7	28.4	87.9	76.8
Net services revenue	379.7	307.2	1,075.7	942.4
Operating expenses:
Cost of services	304.0	255.2	858.2	757.4
Selling, general and administrative	33.2	25.7	87.8	74.5
Other expenses	11.4	15.7	34.2	42.4
Total operating expenses	348.6	296.6	980.2	874.3
Income from operations	31.1	10.6	95.5	68.1
Net interest expense	6.5	4.4	13.8	13.0
Income before income tax provision	24.6	6.2	81.7	55.1
Income tax provision	7.6	1.0	20.5	16.6
Net income	$17.0	$5.2	$61.2	$38.5

Net income (loss) per common share:
Basic	$0.06	$—	$(2.03)	$0.10
Diluted	$0.05	$—	$(2.03)	$0.08
Weighted average shares used in calculating net income (loss) per common share:
Basic	278,655,269	115,976,377	262,209,929	115,164,631
Diluted	320,617,086	115,976,377	262,209,929	171,178,086

Basic:
Net income	$17.0	$5.2	$61.2	$38.5
Less dividends on preferred shares	—	(5.6)	(592.3)	(16.6)
Less income allocated to preferred shareholders	—	—	—	(10.9)
Net income (loss) available/allocated to common shareholders - basic	$17.0	$(0.4)	$(531.1)	$11.0
Diluted:
Net income	$17.0	$5.2	$61.2	$38.5
Less dividends on preferred shares	—	(5.6)	(592.3)	(16.6)
Less income allocated to preferred shareholders	—	—	—	(8.7)
Net income (loss) available/allocated to common shareholders - diluted	$17.0	$(0.4)	$(531.1)	$13.2

Table 3
R1 RCM Inc.
Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Nine Months Ended September 30,
	2021	2020
Operating activities
Net income	$61.2	$38.5
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	56.8	50.9
Amortization of debt issuance costs	0.8	0.8
Share-based compensation	62.0	15.9
(Gain)/loss on disposal and right-of-use asset write-downs	(0.3)	5.1
Provision for credit losses	0.6	1.3
Deferred income taxes	18.0	16.2
Non-cash lease expense	7.4	8.7
Other	0.8	1.6
Changes in operating assets and liabilities:
Accounts receivable and related party accounts receivable	(18.8)	(47.2)
Prepaid expenses and other assets	(19.8)	(11.8)
Accounts payable	4.5	1.9
Accrued compensation and benefits	34.3	(36.1)
Lease liabilities	(9.9)	(7.8)
Other liabilities	(8.9)	22.5
Customer liabilities and customer liabilities - related party	30.1	(10.0)
Net cash provided by operating activities	218.8	50.5
Investing activities
Purchases of property, equipment, and software	(33.4)	(42.3)
Acquisition of SCI, net of cash acquired and earn-out provision	—	(189.0)
Acquisition of RevWorks, net of contingent consideration	—	(5.0)
Acquisition of VisitPay, net of cash acquired	(294.7)	—
Proceeds from disposal of assets	2.6	—
Net cash used in investing activities	(325.5)	(236.3)
Financing activities
Issuance of senior secured debt, net of discount	698.6	190.6
Borrowings on revolver	120.0	50.0
Payment of debt issuance costs	(1.9)	—
Repayment of senior secured debt	(484.6)	(17.0)
Repayments on revolver	(90.0)	(20.0)
Payment of contingent consideration liability	(4.8)	—
Deferred payment related to acquisition of RevWorks	(12.5)	—
Inducement of preferred stock conversion	(105.0)	—
Exercise of vested stock options	6.3	11.0
Purchase of treasury stock	(29.5)	—
Shares withheld for taxes	(4.8)	(7.5)
Other	(0.1)	(5.8)
Net cash provided by financing activities	91.7	201.3
Effect of exchange rate changes in cash, cash equivalents and restricted cash	(0.6)	(0.7)
Net (decrease) increase in cash, cash equivalents and restricted cash	(15.6)	14.8
Cash, cash equivalents and restricted cash, at beginning of period	174.8	92.5
Cash, cash equivalents and restricted cash, at end of period	$159.2	$107.3

Table 4
R1 RCM Inc.
Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA (Unaudited)
(In millions)

	Three Months Ended September 30,		2021 vs. 2020 Change		Nine Months Ended September 30,		2021 vs. 2020 Change
	2021	2020	Amount	%	2021	2020	Amount	%
Net income	$17.0	$5.2	$11.8	227%	$61.2	$38.5	$22.7	59%
Net interest expense	6.5	4.4	2.1	48%	13.8	13.0	0.8	6%
Income tax provision	7.6	1.0	6.6	n.m.	20.5	16.6	3.9	23%
Depreciation and amortization expense	21.3	17.3	4.0	23%	56.8	50.9	5.9	12%
Share-based compensation expense	25.5	6.8	18.7	275%	62.0	15.9	46.1	290%
Other expenses	11.4	15.7	(4.3)	(27)%	34.2	42.4	(8.2)	(19)%
Adjusted EBITDA (non-GAAP)	$89.3	$50.4	$38.9	77%	$248.5	$177.3	$71.2	40%

n.m. - not meaningful

Table 5
R1 RCM Inc.
Reconciliation of GAAP Cost of Services to Non-GAAP Cost of Services (Unaudited)
(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Cost of services	$304.0	$255.2	$858.2	$757.4
Less:
Share-based compensation expense	15.8	2.7	38.8	6.1
Depreciation and amortization expense	20.7	16.3	54.6	47.7
Non-GAAP cost of services	$267.5	$236.2	$764.8	$703.6

Table 6
R1 RCM Inc.
Reconciliation of GAAP Selling, General and Administrative to Non-GAAP Selling, General and Administrative (Unaudited)
(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Selling, general and administrative	$33.2	$25.7	$87.8	$74.5
Less:
Share-based compensation expense	9.7	4.1	23.2	9.8
Depreciation and amortization expense	0.6	1.0	2.2	3.2
Non-GAAP selling, general and administrative	$22.9	$20.6	$62.4	$61.5

Table 7
R1 RCM Inc.
Consolidated Non-GAAP Financial Information (Unaudited)
(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net operating fees	$308.5	$253.7	$879.8	$822.4
Incentive fees	41.5	25.1	108.0	43.2
Other	29.7	28.4	87.9	76.8
Net services revenue	379.7	307.2	1,075.7	942.4

Operating expenses:
Cost of services (non-GAAP)	267.5	236.2	764.8	703.6
Selling, general and administrative (non-GAAP)	22.9	20.6	62.4	61.5
Sub-total	290.4	256.8	827.2	765.1

Adjusted EBITDA	$89.3	$50.4	$248.5	$177.3

Table 8
R1 RCM Inc.
Reconciliation of GAAP Operating Income Guidance to Non-GAAP Adjusted EBITDA Guidance (Unaudited)
(In millions)

2021
GAAP Operating Income Guidance	$142-148
Plus:
Depreciation and amortization expense	$75-85
Share-based compensation expense	$75-85
Strategic initiatives, severance and other costs	$40-50
Adjusted EBITDA Guidance	$337-343

Table 9
R1 RCM Inc.
Reconciliation of Total Debt to Net Debt (Unaudited)
(In millions)

	September 30,	December 31,
	2021	2020
Senior Revolver	$100.0	$70.0
Senior Term Loan	700.0	484.6
Total debt	800.0	554.6

Less:
Cash and cash equivalents	158.7	173.8
Non-current portion of restricted cash equivalents	0.5	1.0
Net Debt	$640.8	$379.8